UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2018

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999
(Address of principal executive offices)	(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On October 31, 2018, Aflac Incorporated (the “Company”) issued $550,000,000 million aggregate principal amount of its 4.750% Senior Notes due 2049 (the “Notes”). The Notes were offered by the Company in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-227244) (the “Registration Statement”), prospectus dated September 7, 2018, and related prospectus supplement dated October 29, 2018. The Company intends to use the net proceeds from this offering to fund all or a portion of the redemption price of its 2.400% Senior Notes due 2020, of which $550,000,000 principal amount is outstanding. The Company intends to use proceeds in excess of such redemption price, if any, for general corporate purposes.

The Company entered into an underwriting agreement, dated October 29, 2018 (the “Underwriting Agreement”), with Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (together, the “Underwriters”), related to the offering, issuance and sale of the Notes. The Underwriting Agreement contains customary terms, conditions, representations and warranties and indemnification provisions.

The Notes bear interest at the rate of 4.750% per annum and mature on January 15, 2049. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2019. The Notes will be redeemable, at the sole option of the Company, in whole at any time or in part from time to time at a redemption price as described below. The redemption price for the Notes, at any time prior to July 15, 2048 (a “Par Call Date”) will be equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date, not including any portion of the payments of interest accrued as of such redemption date, discounted to such redemption date; plus, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, such redemption date. On or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date. The Notes are general unsecured obligations and rank equally in right of payment with any of the Company’s existing and future unsecured senior indebtedness.

The Notes were issued under an indenture, dated as of May 21, 2009 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by an eighteenth supplemental indenture, dated as of October 31, 2018 (the “Eighteenth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The foregoing description of the Underwriting Agreement, the Base Indenture and the Eighteenth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. For a complete description of the terms and conditions of the Base Indenture, please refer to the Base Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 21, 2009 and incorporated herein by reference. For a complete description of the terms and conditions of the Underwriting Agreement and the Eighteenth Supplemental Indenture, please refer to the Underwriting Agreement and the Eighteenth Supplemental Indenture, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1 and 4.1, respectively.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and for persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Affiliates of a number of Underwriters are lenders or agents under an unsecured revolving credit facility agreement. In addition, the Company has agreements with affiliates of Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc. to sell the Company’s products at their Japanese bank branches.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description regarding the Company’s issuance and sale of the Notes contained in Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 -	Underwriting Agreement, dated October 29, 2018, between Aflac Incorporated and Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1 -	Eighteenth Supplemental Indenture, dated as of October 31, 2018, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 4.750% Senior Note due 2049).

5.1 -	Opinion of Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of the Company, regarding the validity of the Notes.

5.2 -	Opinion of Sidley Austin LLP, regarding the validity of the Notes.

23.1-	Consent of Audrey Boone Tillman, Esq. (included as part of Exhibit 5.1 hereto).

23.2-	Consent of Sidley Austin LLP (included as part of Exhibit 5.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

October 31, 2018	/s/ June Howard
(June Howard)
Senior Vice President, Financial Services Chief Accounting Officer

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